Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Zim Corporation

We hereby consent to the incorporation by reference in the Registration Statements of ZIM Corporation on Form S-8 (File No. 333-110878, effective December 3, 2003; File No. 333-135447, effective June 29, 2006; and File No. 333-135448, effective June 29, 2006) of our Independent Registered Public Accounting Firm’s report dated July 28, 2014 which appears in this Annual Report to shareholders on Form 20-F.

/s/ Raymond Chabot Grant Thornton LLP

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Raymond Chabot Grant Thornton LLP

Chartered Professional Accountants

Montreal, Canada

July 19, 2016